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                                                                   EXHIBIT 10.33


                               DEED OF TRUST NOTE
                          (CONSTRUCTION TO PERMANENT)
                                    MARYLAND

November 3, 2005

BORROWER: POINTER RIDGE OFFICE INVESTMENT, LLC, a limited liability company organized under the laws of the State of Maryland. Address of residence/chief executive office: 2995 Crain Highway, Waldorf, Maryland 20601.

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking company, with offices located at One Fountain Plaza, Buffalo, New York 14203. Attn: Commercial Lending Services.

1. DEFINITIONS. Each capitalized term shall have the meaning specified herein and the following terms shall have the indicated meanings:

a. "BASE RATE" means the rate of interest announced by the Bank from time to time as its prime rate of interest.

b. "BUSINESS DAY" means any day of the year other than a day on which banking institutions in New York, New York are authorized or required by law or other governmental action to close.

c. "CONSTRUCTION LOAN" has the meaning ascribed to such term in the Loan Agreement.

c. "CONSTRUCTION LOAN PERIOD" means the period from the date of this Note to, but not including the Conversion Date, during which the Bank is advancing sums to Borrower pursuant to the Loan Agreement.

d. "CONVERSION DATE" has the same meaning ascribed to that term in the Loan Agreement.

e. "DEED OF TRUST" means that certain Deed of Trust and Security Agreement dated as of November 3, 2005, from Borrower to certain trustees for the benefit of the Bank, as the same may be amended, modified or replaced from time to time.

f.    "DEFAULT" has the meaning set forth in Section 12 of this Note.

g.    "DEFAULT RATE" has the meaning ascribed in Section 5.

h. "ESCROW" means the escrow required under the Deed of Trust for the payment of taxes and/or other charges.

i.    "EXPENSES" has the meaning ascribed in Section 15.

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j.    "FINANCING DOCUMENTS" has the meaning ascribe to such term in the Loan
      Agreement.

k. "LIBOR" means the rate obtained by dividing (i) the one month interest period London Interbank Offered Rate as fixed by the British Bankers Association for United States dollar deposits in the London Interbank Eurodollar Market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable) each day (or if such day is a non Business Day, as fixed in the same manner on the immediately preceding Business Day, which day's rate shall apply to the immediately succeeding non Business Days), as determined by the Bank from any broker, quoting service or commonly available source utilized by the Bank, by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against "Eurocurrency Liabilities" as specified in Regulation D (or against any other category of liabilities, which includes deposits by reference to which the interest rate on Loans accruing interest at the LIBOR Rate is determined, or any category of extensions of credit or other assets which includes loans by a non-United States' office of a bank to United States' residents) on such date to any member bank of the Federal Reserve System.

l. "LIBOR RATE" means the floating and fluctuating per annum rate of interest equal on any day to 1.85% above LIBOR on such day.

m. "LOAN AGREEMENT" means that certain Loan Agreement dated as of November 3, 2005, by between Borrower and the Bank, as the same may be amended, modified or replaced from time to time.

n.    "MATURITY DATE" shall be determined in accordance with Section 6 hereof.

o.    "MAXIMUM LEGAL RATE" has the meaning ascribed in Section 4.

p. "OBLIGATIONS" means collectively and includes all present and future indebtedness, liabilities and obligations of any kind and nature whatsoever of the Borrower to the Bank both now existing and hereafter arising under, as a result of, on account of, or in connection with, (a) the Loan Agreement and any and all amendments thereto, restatements thereof, supplements thereto and modifications thereof made at any time and from time to time hereafter, (b) this Note and any and all amendments thereto, restatements thereof, supplements thereto, modifications thereof, replacements thereof and substitutions therefor made at any time and from time to time hereafter, or (c) the other Financing Documents, including, without limitation, future advances, principal, interest, other fees, late charges, enforcement costs and other costs and expenses whether direct, contingent, joint, several, matured or unmatured.

q. "PERIOD OF AMORTIZATION" means twenty five (25) years. This is the approximate number of years, starting on or about the Conversion Date, needed to result in the Principal Sum being fully paid if amortized over this period (which is longer than the period from the Conversion Date to the Maturity Date).

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r.    "PERMANENT LOAN" has the meaning ascribed to such term in the Loan
      Agreement.

s. "PERMANENT LOAN PERIOD" means the period from and including the Conversion Date to the Maturity Date, during which Borrower will repay the outstanding Principal Sum, with interest, as set forth below.

t. "PRINCIPAL SUM" means Five Million Eight Hundred Forty Thousand Dollars ($5,840,000.00). The outstanding Principal Sum during the Construction Loan Period constitutes the Construction Loan, and outstanding Principal Sum during the Permanent Loan Period constitutes the Permanent Loan.

2. PROMISE TO PAY. For value received, and intending to be legally bound, the undersigned Borrower promises to pay to the order of the Bank at its office identified above in lawful money of the United States and in immediately available funds, the Principal Sum or so much thereof as may be advanced, plus interest on the unpaid portion of the Principal Sum, all amounts required for Escrow, and all Expenses at the times and in the manner herein set forth.

3. PAYMENT OF INTEREST. Except after the occurrence and continuance of a Default, so long as any portion of the Principal Sum remains outstanding hereunder, the unpaid Principal Sum outstanding hereunder shall accrue interest at a per annum rate equal to LIBOR Rate. Borrower shall pay such interest to the Bank on the first day of December 1, 2005 and on the first day of each subsequent month thereafter to and including the Maturity Date. Interest will be calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366). Interest will continue to accrue until payment is actually received.

4. MAXIMUM LEGAL RATE. It is the intent of the Bank and Borrower that in no event shall such interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled and if received by the Bank shall be refunded to Borrower.

5. DEFAULT RATE. If a Default occurs, the interest rate on the unpaid Principal Amount shall immediately be automatically increased to two percent (2%) per year above the Base Rate (the "Default Rate"), and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such Default Rate. Any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such Default Rate. No failure to impose or delay in imposing this Default Rate shall be construed as a waiver by the Bank of its right to collect, and Borrower's obligation to pay, interest at the Default Rate effective as of the date of maturity (whether due to the Maturity Date, by acceleration or otherwise).

6. DETERMINATION OF PERMANENT LOAN PERIOD. When the Borrower delivers to the Bank the notice pursuant to Section 2.13 of the Loan Agreement, the Borrower shall elect, in writing, a five (5) year or ten (10) year term for the Permanent Loan Period. Provided the

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conditions precedent for the advance of the Permanent Loan are satisfied (in accordance with the terms of the Loan Agreement), if the Borrower elects a five
(5) year Permanent Loan Period, the "Maturity Date" shall be the first day of the sixtieth (60th) month following the Conversion Date. Provided the conditions precedent for the advance of the Permanent Loan are satisfied (in accordance with the terms of the Loan Agreement), if the Borrower elects a ten (10) year Permanent Loan Period, the "Maturity Date" shall be the first day of the one hundred twentieth (120th) month following the Conversion Date.

7. REPAYMENT OF PRINCIPAL. If the Borrower fails to satisfy the conditions precedent to the advance of the Permanent Loan (in accordance with the terms of the Loan Agreement) by December 1, 2006, the outstanding Principal Sum (constituting the Construction Loan) shall become due and payable without notice or demand by the Bank to the Borrower on such date. Provided the conditions precedent for the advance of the Permanent Loan are satisfied (in accordance with the terms of the Loan Agreement), during the Permanent Loan Period, Borrower shall pay the Principal Sum owing pursuant to this Note to the Bank in installments as follows:

      (a) if the Borrower elects a five (5) year Permanent Loan Period, the Borrower shall pay the outstanding Principal Sum in sixty (60) consecutive monthly installments each being due and payable on the first day of each month commencing with the first month following the Conversion Date; consisting of fifty-nine (59) consecutive level monthly installments of principal due and payable commencing on the first day of each month commencing with the first month following the Conversion Date, with each installment being in the amount that would result in the Principal Sum outstanding under this Note on the Conversion Date being fully paid if amortized over the Period of Amortization, and ONE (1) FINAL INSTALLMENT on the Maturity Date in an amount equal to the outstanding Principal Sum at that time together with all other amounts outstanding hereunder including, without limitation, accrued interest, costs and Expenses.

      (b) if the Borrower elects a ten (10) year Permanent Loan Period, the Borrower shall pay the outstanding Principal Sum in one hundred twenty (120) consecutive monthly installments each being due and payable on the first day of each month commencing with the first month following the Conversion Date; consisting of one hundred nineteen (119) consecutive level monthly installments of principal due and payable commencing on the first day of each month commencing with the first month following the Conversion Date, with each installment being in the amount that would result in the Principal Sum outstanding under this Note on the Conversion Date being fully paid if amortized over the Period of Amortization, and ONE (1) FINAL INSTALLMENT on the Maturity Date in an amount equal to the outstanding Principal Sum at that time together with all other amounts outstanding hereunder including, without limitation, accrued interest, costs and Expenses.

      (c) Since the period of time from the Conversion Date to the Maturity Date is less than the Period of Amortization, there will be a balloon payment of principal due on the Maturity Date. Absent manifest error, the Bank's determination of the final installment shall be conclusive.

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8. LATE CHARGE. If Borrower fails to pay the whole or any installment of principal or interest owing pursuant to this Note, the Deed of Trust or the Loan Agreement including any Escrow payment owing pursuant to the Deed of Trust or the Loan Agreement within ten (10) days of its due date, Borrower shall immediately pay to the Bank a late charge equal to five percent (5%) of the delinquent amount.

9. APPLICATION OF PAYMENTS. Payment made under this Note may be applied in any order in the sole discretion of the Bank, but prior to a Default or maturity, each payment shall be applied first to accrued and unpaid interest, next to Principal, next to the Escrow, next to late charges, and finally to Expenses.

10. PREPAYMENT. The Borrower may prepay any, all or any portion of the Principal Sum, at any time from time to time, and any such prepayment need not be accompanied by payment of interest on the amount prepaid except, that any prepayment which constitutes a final payment of all of the Principal Sum shall be accompanied by payment of all interest thereon accrued through the date of prepayment.

11. BUSINESS PURPOSE. This Note is being given by Borrower to the Bank in connection with the construction and the financing of improvements to be constructed on the real property described in the Deed of Trust, and Borrower represents and warrants that the indebtedness evidenced by this Note is for a business purpose, and that this Note evidences a commercial loan and an extension of credit for a commercial purpose within the meaning of Md. Code, Commercial Law Art.

12. DEFAULT. The occurrence of any one or more of the following events shall constitute a default under the provisions of this Note, and the term "Default" shall mean, whenever it is used in this Note, any one or more of the following events: (a) the failure of the Borrower to pay any of the Obligations as and when due and payable in accordance with the provisions of this Note, the Loan Agreement and/or any of the other Financing Documents, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, and such failure shall continue uncured for a period of five (5) days; (b) the failure of the Borrower to perform, observe or comply with any of the provisions of the Note other than payment; (c) the occurrence of a Default (as defined and described therein) under the provisions of the Loan Agreement or any of the other Financing Documents which is not cured within applicable cure periods, if any; (d) if proceedings in bankruptcy, or for reorganization of the Borrower, or for the readjustment of any of the Borrower's debts, under the United States Bankruptcy Code (as amended) or any part thereof, or under any other applicable laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced against or by the Borrower and, except with respect to any such proceedings instituted by the Borrower, shall not be discharged within thirty (30) days of their commencement; and (e) a receiver or trustee shall be appointed for the Borrower or for any substantial part of the Borrower's assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of the Borrower and, except with respect to any such appointments requested or instituted by the Borrower, such receiver or trustee shall not be discharged within thirty (30) days of his or her appointment, and, except with respect to any such proceedings instituted by the Borrower, such proceedings shall not be discharged within thirty (30) days of their commencement.

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13. REMEDIES. If any Default shall occur and be continuing, the Bank may declare the unpaid principal amount of this Note, together with accrued and unpaid interest thereon, and all other Obligations then outstanding to be immediately due and payable, whereupon the same shall become and be forthwith due and payable by the Borrower to the Bank, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrower; provided, that, in the case of any Default referred to in subsections (d) and (e) of
Section 12 above, the Outstanding Principal Amount, together with accrued and unpaid interest thereon, and all other Obligations then outstanding shall be automatically and immediately due and payable by the Borrower to the Bank without notice, presentment, demand, protest or other action of any kind, all of which are expressly waived by the Borrower. Upon the occurrence and during the continuation of any Default, then in each and every case, the Bank shall be entitled to exercise in any jurisdiction in which enforcement thereof is sought, the rights and remedies set forth herein, in addition to the rights and remedies available to the Bank under the other Financing Documents, the rights and remedies of a secured party under the Maryland Uniform Commercial Code and all other rights and remedies available to the Bank under applicable law, all such rights and remedies being cumulative and enforceable alternatively, successively or concurrently.

14. RIGHT OF SETOFF. If a Default occurs, the Bank shall have, in addition to its other rights, the right to set off against the amounts owing under this Note any deposit account or other property held by the Bank or its affiliates in any capacity for Borrower or any guarantor. Such right of setoff shall be deemed to have been exercised immediately at the time of such election.

15. EXPENSES. Borrower shall pay to the Bank on demand each cost and expense (including, but not limited to, the reasonable fees and disbursements of counsel to the Bank, whether internal or external and whether retained for advice, for litigation or for any other purpose) incurred by the Bank or its agents either directly or indirectly in connection with this Note including, without limitation, endeavoring to (1) collect any amount owing pursuant to this Note or negotiate or document a workout or restructuring; (2) enforce or realize upon any guaranty, endorsement or other assurance, any collateral or other security, or any subordination, directly or indirectly securing or otherwise directly or indirectly applicable in any such amount; or (3) preserve or exercise any right or remedy of the Bank pursuant to this Note (the "Expenses").

16. INABILITY TO DETERMINE LIBOR RATES, INCREASED COSTS, ILLEGALITY.

      a) INCREASED COSTS. If the Bank shall determine that, due to either (a) the introduction of any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR) in or in the interpretation of any requirement of law or (b) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any loans based on LIBOR, then Borrower shall be liable for, and shall from time to time, upon demand therefor by the Bank and pay to the Bank such additional amounts as are sufficient to compensate the Bank for such increased costs.

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      b) INABILITY TO DETERMINE RATES. If the Bank shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR for the Interest Period specified above, the Bank will give notice of such determination to Borrower. Thereafter, the Bank may not maintain the loan hereunder at the LIBOR Rate until the Bank revokes such notice in writing and, until such revocation, the Bank may convert the Applicable Rate from the LIBOR Rate to the Base Rate.

      c) ILLEGALITY. If the Bank shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful for the Bank to make loans at based on LIBOR then, on notice thereof by the Bank to Borrower, the Bank may suspend the maintaining of the loan hereunder at the LIBOR Rate until the Bank shall have notified Borrower that the circumstances giving rise to such determination shall no longer exist. If the Bank shall determine that it is unlawful to maintain the loan hereunder based on LIBOR, the Bank may convert the Applicable Rate from the LIBOR Rate to the Base Rate.

17. MISCELLANEOUS. This Note contains the entire agreement between the Bank and Borrower with respect to the loan it evidences and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank with respect thereto. All rights and remedies of the Bank under applicable law, the Deed of Trust, the Loan Agreement, this Note or any document in connection with the transaction contemplated hereby or amendment thereof are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank's course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

18. NOTICES. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank's records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower's relationship with the Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three
(3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (E.G., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

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19. GOVERNING LAW AND JURISDICTION. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of Maryland. This Note will be interpreted in accordance with the laws of the State of Maryland excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO
THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF
MARYLAND IN A COUNTY OR JUDICIAL DISTRICT WHERE THE BANK MAINTAINS A BRANCH AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER'S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN
ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

20. WAIVER OF JURY TRIAL. BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

21. POWER TO CONFESS JUDGMENT. BORROWER HEREBY EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD, AFTER THE OCCURRENCE OF ANY DEFAULT HEREUNDER, TO APPEAR FOR BORROWER AND, WITH OR WITHOUT COMPLAINT FILED, CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, AGAINST BORROWER IN FAVOR OF THE BANK OR ANY HOLDER HEREOF FOR THE ENTIRE PRINCIPAL BALANCE OF THIS NOTE, ALL ACCRUED INTEREST AND ALL OTHER AMOUNTS DUE HEREUNDER, TOGETHER WITH COSTS OF SUIT AND AN ATTORNEY'S COMMISSION OF THE GREATER OF FIFTEEN PERCENT (15%) OF SUCH PRINCIPAL AND INTEREST OR $1,000 ADDED AS A REASONABLE ATTORNEY'S FEE, AND FOR DOING SO THIS NOTE OR A COPY VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. BORROWER HEREBY FOREVER WAIVES AND RELEASES ALL ERRORS IN SAID PROCEEDINGS AND ALL RIGHTS OF APPEAL AND ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. INTEREST ON ANY SUCH JUDGMENT SHALL ACCRUE AT THE DEFAULT RATE. NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN

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AS THE BANK SHALL ELECT UNTIL SUCH TIME AS THE BANK SHALL HAVE RECEIVED PAYMENT
IN FULL OF THE DEBT, INTEREST AND COSTS.

22. PREAUTHORIZED TRANSFERS FROM DEPOSIT ACCOUNT. If a deposit number is provided in the following blank, Borrower hereby authorizes the Bank to debit Borrower's deposit account # __________________ with the Bank automatically for the full amount of each payment which becomes due under this Note.

23. ACKNOWLEDGMENT. Borrower acknowledges that it has read and understands all the provisions of this Note, including the CONFESSION OF JUDGMENT, GOVERNING LAW, JURISDICTION AND WAIVER OF JURY TRIAL, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a SEALED INSTRUMENT the day and year first above written.

Tax ID #_________________________________
WITNESS/ATTEST:                                 POINTER RIDGE OFFICE INVESTMENT,
                                                LLC
/s/ Richard J. Ham                     BY: /s/ Gregory S. Wilby         (SEAL)
----------------------------------         -----------------------------
    Richard J. Ham
----------------------------------      ----------------------------------------
               Name                     Name                            Title

                                 ACKNOWLEDGMENT

State of Maryland, TO WIT:

      I HEREBY CERTIFY, that on this ______day of November 3, 2005, before me, the undersigned Notary Public of Prince Georges County, personally appeared , who acknowledged himself/herself to be the Manager of Pointer Ridge Office Investment, LLC, a MD limited liability company, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained on behalf of Pointer Ridge Office Investment, LLC as the duly authorized Manager of said limited liability company by signing the name of the limited liability company by himself as Manager

WITNESS my hand and Notarial Seal.

/s/ Richard J. Ham
----------------------------------
Notary Public
My Commission Expires

                              FOR INTERNAL USE ONLY

Authorization Confirmed:_____________________________

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